Exhibit 99.1

FOR IMMEDIATE RELEASE

BROCADE CONTACTS
Investor Relations	Media Relations
Darby Dye	Leslie Davis
Tel: 408-333-5752	Tel: 408-333-5260
ddye@brocade.com	lmdavis@brocade.com

BROCADE REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS

Second Quarter Revenues a Record $182.7 Million; Increase 7% Sequentially
and 26% Year-Over-Year

SAN JOSE, Calif.—May 18, 2006—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today reported financial results for its second quarter of fiscal year 2006 (Q2 06), which ended April 29, 2006. Net revenues for Q2 06 were a record $182.7 million.  Revenues for the quarter increased 7 percent from $170.1 million reported in the first quarter of fiscal year 2006 (Q1 06) and increased 26 percent from $144.8 million reported in the second quarter of fiscal year 2005 (Q2 05).

Reporting on a GAAP basis, net income for Q2 06 was $13.5 million, or $0.05 per share basic and diluted. This compares to GAAP net income for Q1 06 of $9.7 million, or $0.04 per share basic and diluted, and GAAP net income for Q2 05 of $21.4 million, or $0.08 per share basic and diluted.

Non-GAAP net income for Q2 06 was $26.4 million, or $0.10 per share basic and diluted, as compared to non-GAAP net income for Q1 06 of $25.9 million, or $0.10 per share basic and diluted, and non-GAAP net income for Q2 05 of $19.1 million, or $0.07 per share basic and diluted. Non-GAAP net income for Q2 06 excludes net stock-based compensation expenses, amortization of stock compensation expense related to acquisitions, amortization of intangible assets, costs associated with facilities lease losses, compensation expense related to acquisitions, costs associated with the Company’s ongoing SEC investigation, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q1 06 excludes net stock-based compensation expenses, amortization of stock compensation expense related to acquisitions, costs associated with the completed internal review and ongoing SEC investigation, provision for an estimated settlement with the SEC, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q2 05 excludes net stock-based compensation benefits, gains related to repurchases of convertible subordinated debt, gains on dispositions of marketable investments, amortization of stock compensation expense related to acquisitions, a reduction of previously recorded restructuring costs, costs associated with internal review and the ongoing SEC investigation, severance expense included in general and administrative, and associated tax effects of non-GAAP adjustments.  A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 2

“Our results for the second quarter of fiscal 2006 were outstanding and exceeded our expectations for what is historically a seasonally soft quarter,” said Michael Klayko, Brocade Chief Executive Officer.  “We saw balanced strength across all aspects of our core SAN business and continued progress in our newer Services and Tapestry initiatives.”

Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

Q2 06 Financial Highlights

•	Q2 06 cash flow from operations was $55.7 million, compared to $32.0 million in Q1 06 and $48.5 million in Q2 05.

•

In Q2 06 the Company used approximately $60.0 million in cash for the acquisition of NuView, and approximately $14.9 million to repurchase 2.5 million shares of Company stock under the Company’s $100 million stock buyback authorization.

•

Cash and investments, including restricted short-term investments, net of the Company’s convertible debt as of the end of Q2 06 were $502.1 million, compared to $510.2 million as of the end of Q1 06 and $467.8 million as of the end of Q2 05.

•	Day sales outstanding in accounts receivable for Q2 06 were 38 days, compared with 41 days in Q1 06 and 55 days in Q2 05.

•	For Q2 06, three customers, EMC, HP, and IBM, each accounted for 10 percent or more of total revenues and in total represented approximately 70 percent of total revenues.

•	As of April 29, 2006, the Company had 1,316 employees, compared with 1,208 employees as of January 28, 2006 and 1,065 employees as of April 30, 2005.

Q2 06 Business Highlights

During Q2 06, Brocade announced the acquisition of NuView, Inc., a Houston-based provider of software solutions for enterprise file data management.  NuView’s suite of products extends Brocade’s expertise and leadership in shared storage into the emerging segment of File Area Network (FAN) solutions.

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 3

Brocade also launched several new products designed to extend the value of enterprise SANs, including:

•	The Brocade SilkWorm 4900- an industry-first 4Gbit/sec switch supporting up to 64-ports.

•

The SilkWorm 7500 Switch and the SilkWorm FR4-18i Blade, both of which provide the industry’s first 4 Gbit/sec SAN routing as well as high-performance Fibre Channel over Internet Protocol (FCIP) capabilities to extend enterprise SANs over distance.

•	The Brocade iSCSI Gateway, a stand-alone device supporting fast and cost-effective extension of SAN connectivity for entry-level servers.

Brocade also announced an expansion of its channel program, expanded its partnership with Microsoft, and extended its alliance with Ciena Corporation to provide fully-tested Storage Area Network (SAN) solutions over Metro and Wide Area Networks (MANs/WANs).

In a separate announcement, the Company also announced today the appointment of Richard Deranleau as Chief Financial Officer.

Conference Call

Brocade will host a conference call on May 18, 2006 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its second quarter results.  The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available approximately three hours after the conference call concludes.  To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 8250527. A replay of the conference call will also be available via webcast at www.brocade.com/investors for approximately twelve months.

Non-GAAP Information

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gains related to repurchases of our convertible subordinated debt, gains on dispositions of marketable investments, and certain costs or benefits, including net stock-based compensation expense (benefit), severance expense included in general and administrative, amortization of stock compensation expense related to acquisitions, amortization of intangible assets, costs associated with facilities lease losses, compensation expense related to acquisitions, a reduction of previously recorded restructuring costs, costs associated with the completed internal review and ongoing SEC investigation, and provision for an estimated settlement with the SEC. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 4

Cautionary Statement

This press release contains forward-looking statements, including statements regarding the Company’s financial results for the second quarter, customer demand for the Company’s products, new product and service offerings, and the Company’s overall product strategy. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates.  The risks include, but are not limited to, adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the second quarter ended April 29, 2006; market acceptance of the Company’s new product and service offerings, including the rate of customer adoption of such products and services; the Company’s ability to manage inventory levels and distribution channels through the product line transition; the effect of competition, including pricing pressure and new product offerings; the effect of changes in IT spending levels and the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; the ongoing SEC and DOJ investigation and settlement discussions, which may result in further changes to the Company’s historical financial results and accounting practices; dependence on a limited number of OEM partners; and the Company’s ability to manage its business effectively in a rapidly evolving market. These and other risks are set forth in more detail in the section entitled “Risk Factors” under Item 1A of Part II of the Company’s quarterly report on Form 10-Q for the quarter ended January 28, 2006.  Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade Communications Systems, Inc.

Brocade delivers the industry’s leading platforms, solutions, and services for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of Storage Area Network (SAN) connectivity platforms as the foundation for shared storage in organizations of all sizes. In addition, the Brocade Tapestry™ family of IT infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their IT resources. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

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BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 5

Brocade, the Brocade B weave logo, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and Tapestry is a trademark of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names identified in this press release are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 6

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended

	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005

Net revenues	$182,742	$144,753	$352,824	$306,331
Cost of revenues	77,598	61,919	146,979	126,325

Gross margin	105,144	82,834	205,845	180,006
Operating expenses:
Research and development	39,561	31,361	77,680	63,035
Sales and marketing	34,313	25,083	65,181	49,908
General and administrative	7,296	5,692	15,097	12,355
Internal review and SEC investigation costs	3,160	1,363	7,189	5,104
Provision for SEC settlement	—	—	7,000	—
Amortization of acquisition related stock compensation	579	24	1,202	131
Amortization of intangible assets	518	—	518	—
Facilities lease losses	3,775	—	3,775	—
Compensation expense related to acquisitions	585	—	585	—
Restructuring benefit	—	(137)	—	(137)

Total operating expenses	89,787	63,386	178,227	130,396

Income from operations	15,357	19,448	27,618	49,610
Interest and other income, net	7,206	5,496	14,236	10,686
Interest expense	(1,838)	(1,826)	(3,615)	(4,063)
Gain on repurchases of convertible subordinated debt	—	2,168	—	2,318
Gain on investments	—	96	—	96

Income before provision for income taxes	20,725	25,382	38,239	58,647
Income tax provision	7,212	4,025	15,066	9,347

Net income	$13,513	$21,357	$23,173	$49,300

Net income per share – Basic	$0.05	$0.08	$0.09	$0.18

Net income per share – Diluted	$0.05	$0.08	$0.08	$0.18

Shares used in per share calculation – Basic	270,564	268,043	269,982	267,131

Shares used in per share calculation – Diluted	274,393	269,823	273,247	270,648

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 7

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q2 06	Q1 06	Q2 05

Net income on a GAAP basis	$13,513	$9,660	$21,357
Adjustments:
Stock-based compensation expense (benefit) included in cost of revenues	2,007	1,754	(262)

Total gross margin adjustments	2,007	1,754	(262)
Internal review and SEC investigation costs	3,160	4,029	1,363
Provision for SEC settlement	—	7,000	—
Stock-based compensation expense (benefit) included in research and development	2,119	1,817	(620)
Stock-based compensation expense (benefit) included in sales and marketing	1,543	1,317	(58)
Stock-based compensation expense (benefit) included in general and administrative	681	666	(77)
Severance expense included in general and administrative	—	—	117
Amortization of acquisition related stock compensation	579	623	24
Amortization of intangible assets	518	—	—
Facilities lease losses	3,775	—	—
Compensation expense related to acquisitions	585	—	—
Restructuring benefit	—	—	(137)

Total operating expense adjustments	12,960	15,452	612

Total operating income adjustments	14,967	17,206	350
Gain on repurchases of convertible subordinated debt	—	—	(2,168)
Gain on investments	—	—	(96)
Income tax effect of adjustments	(2,068)	(924)	(313)

Non-GAAP net income	$26,412	$25,942	$19,130

Non-GAAP net income per share – Basic	$0.10	$0.10	$0.07

Non-GAAP net income per share – Diluted	$0.10	$0.10	$0.07

Shares used in non-GAAP per share calculation – Basic	270,564	269,400	268,043

Shares used in non-GAAP per share calculation – Diluted	274,393	272,101	269,823

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, gain on disposition of marketable investment, and certain costs or benefits, including net stock-based compensation expense (benefit), severance expense included in general and administrative, amortization of stock compensation expense related to acquisitions, amortization of intangible assets, costs associated with facilities lease losses, compensation expense related to acquisitions, a reduction of previously recorded restructuring costs, costs associated with the completed internal review and ongoing SEC investigation, and provision for an estimated settlement with the SEC. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 8

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 29, 2006	October 29, 2005

Assets
Current assets:
Cash and cash equivalents	$181,009	$182,001
Short-term investments	277,794	209,865

Total cash, cash equivalents, and short-term investments	458,803	391,866
Restricted short-term investments	279,819	277,230
Accounts receivable, net	76,112	70,104
Inventories	8,223	11,030
Prepaid expenses and other current assets	22,543	19,908

Total current assets	845,500	770,138
Long-term investments	42,320	95,306
Property and equipment, net	104,861	108,118
Goodwill	41,013	—
Intangible assets, net	17,241	—
Other assets	44,608	8,168

Total assets	$1,095,543	$981,730

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,241	$23,778
Accrued employee compensation	48,775	37,762
Deferred revenue	55,651	45,488
Current liabilities associated with lease losses	5,120	4,659
Other accrued liabilities	73,611	69,832
Convertible subordinated debt	278,883	278,883

Total current liabilities	496,281	460,402
Non-current liabilities associated with lease losses	13,376	12,481
Other liabilities	32,031	—
Stockholders’ equity
Common stock	873,425	855,833
Deferred stock compensation	—	(3,180)
Accumulated other comprehensive loss	(2,911)	(3,974)
Accumulated deficit	(316,659)	(339,832)

Total stockholders’ equity	553,855	508,847

Total liabilities and stockholders’ equity	$1,095,543	$981,730

BROCADE REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 9

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended

	April 29, 2006	April 30, 2005

Cash flows from operating activities:
Net income	$23,173	$49,300
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(6,587)	—
Depreciation and amortization	18,551	24,758
Loss on disposal of property and equipment	200	500
Amortization of debt issuance costs	851	741
Gain on repurchase of convertible subordinated debt	—	(2,318)
Non-cash compensation expense (benefit)	14,899	(1,641)
Provision for doubtful accounts receivable and sales returns	744	1,370
Provision for SEC settlement	7,000	—
Non-cash facilities lease loss expense	3,775	—
Changes in operating assets and liabilities:
Accounts receivable	(6,180)	7,144
Inventories	2,807	(6,263)
Prepaid expenses and other assets	(2,915)	2,688
Accounts payable	10,463	(3,208)
Accrued employee compensation	11,013	(15)
Deferred revenue	10,163	5,883
Other accrued liabilities and long-term debt	2,145	7,424
Liabilities associated with lease losses	(2,408)	(2,684)

Net cash provided by operating activities	87,694	83,679

Cash flows from investing activities:
Purchases of property and equipment	(15,473)	(11,359)
Purchases of short-term investments	(138,184)	(198,705)
Proceeds from sale of marketable equity securities	—	752
Proceeds from maturities and sale of short-term investments	135,484	364,509
Purchases of long-term investments	(12,568)	(190,250)
Proceeds from maturities and sale of long-term investments	—	7,500
Purchases of restricted short-term investments	(3,309)	—
Proceeds from the maturities of restricted short-term investments	2,909	—
Purchases of non-marketable minority equity investments	(4,575)	(500)
Cash paid in connection with the acquisition of NuView, net of cash acquired	(59,887)	—

Net cash used in investing activities	(95,603)	(28,053)

Cash flows from financing activities:
Purchases of convertible subordinated debt	—	(70,485)
Proceeds from issuance of common stock, net	15,162	23,891
Common stock repurchase program	(14,930)	(7,050)
Excess tax benefit from employee stock plans	6,587	—

Net cash provided by (used in) financing activities	6,819	(53,644)

Effect of exchange rate fluctuations on cash and cash equivalents	98	159

Net increase (decrease) in cash and cash equivalents	(992)	2,141
Cash and cash equivalents, beginning of period	182,001	79,375

Cash and cash equivalents, end of period	$181,009	$81,516